Exhibit 10.10

                                    GUARANTY
                                    --------


GUARANTY (the "Agreement"), dated this 21st day of October, 1999, by and between Mitchell Rubinson (hereinafter referred to as "Rubinson" or the "Guarantor"), and Burger King Corporation (hereinafter referred to as "BKC" or the "Secured Party").


         WHEREAS, International Fast Food Corporation ("IFFC") is the owner of all the issued and outstanding shares (the "IFFP Shares") of International Fast Food Polska S.P. z.o.o. ("IFFP");

         WHEREAS, on February 24, 1999, Citibank (Poland) S.A. ("Citibank") agreed to provide credit to IFFP in the aggregate amount of U.S. $5,000,000, pursuant to a credit agreement dated February 24, 1999 (as amended, the "Credit Agreement");

         WHEREAS, as a condition to the disbursement of funds under the Credit Agreement, BKC issued a guarantee in favor of Citibank to secure the repayment by IFFP of amounts borrowed under the Credit Agreement (as amended, the "Guarantee");

         WHEREAS, pursuant to an Agreement for the Transfer of Title to Shares by way of Security dated February 24, 1999 (as amended, the "Security Agreement"), in consideration of the Guarantee, IFFC granted BKC a perfected security interest in the IFFP Shares to secure BKC's claims which may arise as a result of the payment by BKC of any amounts under the Guarantee;

         WHEREAS, as a condition to the making of the Guarantee, IFFC agreed to reimburse BKC for any payments that it may be required to make to Citibank under the Guarantee, together with related costs, expenses and interest, as more fully said forth in that certain Reimbursement Agreement dated as of February 24, 1999 (as amended, the "Reimbursement Agreement"), by and among IFFC, IFFP and BKC;

         WHEREAS, Citibank has agreed to increase the amount which may be borrowed under the Credit Agreement to an aggregate amount of U.S. $8,000,000, and BKC has agreed to increase the amount of the Guarantee to secure the repayment by IFFP of amounts borrowed under the Credit Agreement;

         WHEREAS, in the event that Citibank is willing to further increase the available credit under the Credit Agreement, BKC has agreed to increase the amount of the Guarantee to a maximum aggregate amount of U.S. $10,000,000, upon the terms, and subject to the conditions, of that certain Guarantee of Future Advances Agreement dated of even date herewith by and among BKC, IFFC and IFFP;

         WHEREAS, pursuant to a Purchase Agreement dated February 24, 1999 (as amended, the "Purchase Agreement"), the parties agreed that, in the event that BKC acquires the IFFP Shares pursuant to the exercise of its rights under the Security Agreement, BKC will sell the IFFP Shares held by BKC to Rubinson (subject to Section 1 hereof);

         WHEREAS, Rubinson has agreed to personally guarantee the following obligations: (i) Rubinson's obligations to BKC under the Purchase Agreement and
(ii) IFFC's and IFFP's obligations under the Reimbursement Agreement, and to secure such personal guarantee by the grant of a security interest in, and a pledge to BKC of, an aggregate of 5,000,000 shares of common stock of IFFC (the "Shares") which are owned by Rubinson.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. GUARANTY The Guarantor guarantees to BKC and its successors, participants, endorsees and/or assigns, the due performance and full and prompt payment, the following obligations (the "Obligations"): (i) the Guarantor's obligations to BKC under the Purchase Agreement and (ii) IFFC's and IFFP's obligations under the Reimbursement Agreement; provided, however, that contemporaneous with the full performance by the Guarantor of its obligations hereunder, BKC shall sell the IFFP Shares to Rubinson pursuant to the Purchase Agreement. Any payments made by the Guarantor to BKC hereunder shall be credited to the purchase price of the IFFP Shares under the Purchase Agreement.

         2. GUARANTEE OF PAYMENT          This is a guaranty of payment and
                                          not of collection.

         3. WAIVERS Guarantor waives any right to require BKC to (a) commence legal proceedings against Guarantor, IFFC or IFFP or (b) pursue any other remedy whatsoever available to BKC. Guarantor waives any defense arising by reason of any disability or other defense of Guarantor, IFFC or IFFP or by reason of the cessation from any cause whatsoever of Guarantor's, IFFC's or IFFP's liability or by reason of BKC releasing any security held from Guarantor, IFFC or IFFP. Guarantor covenants that it will for himself, and that he will use his best efforts to cause IFFC and IFFP to, maintain and preserve the enforceability of any instruments now or hereafter executed in favor of BKC and to take no action of any kind that might be the basis for a claim that Guarantor has any defense hereunder other than payment in full of all the Obligations. Guarantor hereby indemnifies BKC against any loss, cost, or expense by reason of the assertion by Guarantor of any defense hereunder based upon any such action or inaction of Guarantor, IFFC or IFFP. No delay on the part of BKC in the exercise of any right, power or privilege under the terms of any documentation between BKC and Guarantor, IFFC or IFFP or under this Guaranty shall operate as a waiver of any such privilege, power or right. Guarantor understands and agrees that Guarantor is fully responsible for being and keeping informed of the financial condition of IFFC and IFFP and of all circumstances bearing on the risk of failure to perform the Obligations.

         4. FEES AND EXPENSES Guarantor agrees to pay all reasonable attorneys' fees and all other costs and expenses that may be incurred or expended by BKC in the enforcement of the Obligations under this Guaranty, whether suit be brought or not.

         5. CONTINUING GUARANTY Guarantor acknowledges and agrees that this Guaranty shall remain in full force and effect until all of the Obligations are paid in full. Furthermore, Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, at any time payment, or any part thereof, of principal or interest charges, or other related expenses of the Obligations are rescinded or otherwise forgiven by BKC upon the bankruptcy or reorganization of IFFC, IFFP or Guarantor.

         6.  MISCELLANEOUS.

         6.1 FURTHER ASSURANCES. Each of the parties hereto agrees with the other parties hereto that it will cooperate with such other parties and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purposes of this Agreement.

         6.2 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors, transferees and assigns. Notwithstanding the foregoing no party hereto may assign any of its obligations hereunder without the prior written consent of the other parties hereto; provided, that BKC may assign its rights and delegate its duties under this Agreement to one or more of its subsidiaries or affiliates.

         6.3 AMENDMENTS; WAIVERS. No amendment to or waiver of any provisions of this Agreement, nor consent to any departure therefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.4 NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

         6.5 EXPENSES. Guarantor shall cause IFFC to pay or reimburse BKC for all of its legal, accounting and other expenses directly related to the consummation of the transactions contemplated hereby, together with the costs and expenses of enforcing any of its rights hereunder.

         6.6 JURISDICTION. Any claim arising out of this Agreement shall be brought in any state or federal court located in Miami-Dade County, Florida, United States. For the purpose of any suit, action or proceeding instituted with respect to any such claim, each of the parties hereto irrevocably submits to the jurisdiction of such courts in Miami-Dade County, Florida, United States. Each of the parties hereto further irrevocably consents to the service of process out of said courts by mailing a copy thereof by registered mail, postage prepaid, to such party and agrees that such service, to the fullest extent permitted by law,
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be a valid personal service upon and a personal delivery to it. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Miami-Dade County, Florida, United States, and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

         6.7 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, United States, without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

         6.8 NOTICES. All notices, requests and other communications to any party hereunder shall be writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be deemed effective when received at the address or facsimile number specified below.

         7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                              /s/ Mitchell Rubinson
                              ---------------------
                                  Mitchell Rubinson
                                  1000 Lincoln Road, Suite 200
                                  Miami Beach, FL 33139, USA





                             BURGER KING CORPORATION


                             By:   /s/ Philip Kinnersly
                                   --------------------
                                   Name: Philip Kinnersly
                                   Title: Vice President

                                   c/o  Burger King EMA
                                   Charter Place
                                   Vine Street
                                   Uxbridge, England UB81BZ
                                   Attn: General Counsel and
                                   Vice President - Financial Affairs